Exhibit 10.1

July 22, 2016

[                             ]

[                             ]

[                             ]

Re:	Notice of Termination of Change of Control Agreement dated [ ] (the “Agreement”)

Dear [                            ]:

This letter serves as notice to you that, as provided in Section 3.1 of the Agreement, Tidewater Inc. will not be extending the Agreement past its current term.

Based on the timing of this notice, the Agreement will remain in effect through December 31, 2017 (the “Termination Date”), after which it will terminate and no longer have any effect. However, in the event that a Change of Control (as defined in the Agreement) occurs on or before the Termination Date, the Agreement’s term will be automatically extended until the second anniversary of the Change of Control.

The Compensation Committee expects that appropriate replacement change of control protections will be in place for you prior to the expiration of the Agreement, and will be seeking your input during the process.

If you have questions or need addition information, please contact [                            ] at [                            ] or [                            ].

Sincerely,

Richard T. du Moulin
Chair, Compensation Committee of the Board of Directors

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